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                            SIXTH AMENDMENT TO LEASE

This Sixth Amendment to Lease (this "Amendment") is entered into on November 18, 1999, by and between Merit Albuquerque Limited Partnership (hereinafter called "Landlord"), successor in interest to AIRPARK ASSOCIATES and MUSE Technologies Corporation (hereinafter called "Tenant");

                                   WITNESSETH

WHEREAS, the Landlord and Tenant entered into that certain Office Lease dated September 6, 1995 with Amendment dates of January 4, 1996, April 12, 1996, October 11, 1996, August 14, 1997 and March 8, 1998 covering certain premises comprising 8,787 rentable square feet (collectively known as the "Lease") in the office building (the "Building") known as NZ Commercial Center, located at 1601 Randolph SE, Albuquerque, New Mexico, such Premises being more particularly described in the Lease; and

WHEREAS, Landlord and Tenant are desirous of modifying and amending certain parts of the Lease;

NOW THEREFORE, in consideration of the mutual promises and obligations contained herein, the adequacy and sufficiency of which is hereby acknowledged, it is agreed by and between the parties that the Lease shall be hereby amended in the following manner and upon the terms and conditions hereinafter set forth:

         1. Expansion of Premises. The Premises shall be expanded to 17,549 rentable square feet effective December 1, 1999 by the addition of 8,762 rentable square feet (the "Expanded Premises") as shown on Exhibit A and Exhibit A- 1.

         2. Extension of Term. The Lease Term is hereby modified from expiring on November 30, 2000 (the "Prior Termination Date") to expiring on January 31, 2001 ("Extended Termination Date"). The portion of the Lease Term commencing the day immediately following the Prior Termination Date ("Extension Date") and ending on the Extended Termination Date shall be referred to herein as the "Extended Term".

         3. Base Rent. Beginning December 1, 1999, Base Rent Rental Payments for the Leased Premises shall be payable monthly in advance on the first day of each month during the Extended Term in the amount of $17,579.13.

         4. Improvement Allowance. Landlord agrees to provide $8,000.00 (the "Allowance") for improvements to the existing and/or expanded Premises.

         5. Sublease. Landlord hereby grants permission for Tenant to sublease approximately 673 rentable square feet as shown on Exhibit A-1 to MUSE Federal Systems.

Except as provided herein, all other terms, conditions, and covenants under said Lease shall remain in full force and effect and cannot be modified unless said modification is reduced to writing and signed by all parties.

Landlord:                                    Tenant:
Merit Albuquerque Limited Partnership        MUSE Technologies Corporation

By:/s/ E. P. Zinman                          By:/s/ Curtiz Gangi
Name: E. P. Zinman                           Name: Curtiz Gangi
Title: General Manager                       Title: President